Exhibit 10

                       AT&T COMMISSION AGREEMENT

        This Agreement is entered into between AT&T Communications, Inc., (hereinafter "AT&T"), and Peoples Telephone Company, Inc., a New York corporation with offices at 2300 N. W. 89th Place Miami, Florida 33172, an Independent Payphone Provider (hereinafter "Peoples").

        WHEREAS, AT&T desires to promote telephone calling convenience for customers who wish to make telephone calling card calls and other types of operator assisted calls from public telephones at independent payphone provider locations; and

        WHEREAS, Peoples wishes to participate in and to make available to other qualified Independent Payphone Providers ("IPP[s]"), a program which provides commissions on AT&T Non-Sent Paid calls placed from public telephones at their locations ("Locations").

        NOW, THEREFORE, in consideration of the mutual benefits accruing to each party, the parties hereby covenant and agree as follows:

1.0     DEFINITIONS

1.1 "AT&T Revenues" - means billed domestic and international revenues for AT&T Non-Sent Paid Calls (including 0+,00, 800 OPERATOR, 800 CALL ATT , 800-321-0288, and 10-288-0 calls but excluding 500, 700, 900, Directory
Assistance and all other 800 calls), originated from Qualifying IPP Provider Telephones. AT&T Revenues for Qualifying IPP Provider Telephones located in areas where tracking of AT&T Non-Sent Paid Calls is not available shall be calculated pursuant to the Commission Payment Plan set forth in Attachment B hereto.

1.2     "Sent Paid Calls" - means coin  calls made from IPP Provider
Telephones.

1.3 "Non-Sent Paid Calls" - means collect calls, calls billed to a third telephone number and calls billed to telephone calling cards and commercial credit cards, but does not include "0-" calls.

1.4 "AT&T Non-Sent Paid Calls" - means Non Sent Paid Calls that are carried on the AT&T Network.

1.5 "AT&T Undesignated Non-Sent Paid Calls" - means Non-Sent Paid Calls handled through AT&T's operator services systems and carried on the AT&T Network without dialing 800 OPERATOR, 800 CALL ATT, 800-321-0288.

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1.6     "AT&T Undesignated Non-Sent Paid Revenues" - means billed domestic and international revenues for AT&T Undesignated Non-Sent Paid Calls originated from Qualifying IPP Provider Telephones. AT&T Undesignated Non-Sent Paid Revenues for Qualifying IPP Provider Telephones located in areas where tracking of AT&T Undesignated Non-Sent Paid Calls is not available shall be calculated pursuant to the Commission Payment Plan set forth in Attachment B hereto.

1.7 "IPP Provider(s)" - means independent private payphone providers to whom Peoples makes available, according to the terms of this Agreement, a program which provides commissions on AT&T Non-Sent Paid Calls or AT&T Undesignated Non-Sent Paid Calls placed from public telephones at the independent payphone providers' locations.

1.8 "IPP Provider Telephone(s)" - means coin or coinless pay telephone stations operated by Peoples or an IPP Provider which are listed in Attachments A-1, A-2, A-3 and A-4, which Attachments may be modified by the mutual consent of the parties during the term of this Agreement.

1.9 "Qualifying IPP Provider Telephone(s)" - means IPP Provider Telephone(s) that meets all of the requirements of Section 3. herein, which must be met and adhered to qualify and be eligible to receive commissions.

1.10 "Locations" - means, collectively, Peoples Locations and IPP Provider Locations.

1.11 Embedded Base Contracts -means contracts which are in existence on the date this Agreement becomes effective, pursuant to which Peoples provides public telephones to its customers or aggregates the inter and/or intraLATA traffic of other IPP Providers.

1.12 New Contracts - means contracts which become effective after the date this Agreement becomes effective, pursuant to which Peoples provides public telephones to its customers or aggregates the inter and/or intraLATA traffic of other IPP Providers.

1.13 Exhibit 1 to this Agreement is an example of the terms and conditions to be set forth in a separate agreement between Peoples and other IPP Providers, as stated in Section 2.

1.14    Attachment(s) A are identified as follows, and additional
Attachment(s) As may be added during the Term of this Agreement.:
        A-1         Peoples Embedded Base Contract(s) Locations
        A-2         Peoples New Contract(s) Locations
        A-3         IPP Provider Embedded Base Contract(s) Locations
        A-4         IPP Provider New Contract(s) Locations
        A-5         McDonald's Locations
        A-6         Atlantic Telco Locations subject to an AT&T/Atlantic
                    Telco agreement, dated April 21, 1994*

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* All other Atlantic Telco telephones subject to this agreement shall be treated as Peoples' Telephones under A-1.

2.0     REPRESENTATIONS AND WARRANTIES

2.1 Peoples represents and warrants that it has entered into a separate agreement with each IPP Provider that has a Location(s) listed on Attachments A-3 and/or A-4 and that such agreement is for the benefit of Peoples and AT&T. The terms and conditions of such agreement shall be substantially the same as those set forth in Exhibit 1 or as mutually agreed upon by the parties hereto.

2.2 Peoples represents and warrants that it is authorized to operate each of its Qualifying IPP Provider Telephone stations at the Locations listed in Attachment A-1 and A-2, and that it owns or controls more than a fifty percent (50%) asset or equity interest in each entity which operates the telephones that are included within Attachment A-1 and A-2. Peoples further represents and warrants that it has complied and will comply with all state and federal regulatory requirements relating to the operation of such stations.

2.3 Peoples represents and warrants that it is authorized to choose the operator services provider for each Qualifying IPP Provider Telephone listed in Attachment A-1 and A-2 for which Peoples is authorized to direct traffic to AT&T.

2.4 Peoples represents and warrants that it shall be responsible for the acquisition, installation, maintenance and coin collection for its Qualifying IPP Provider Telephones listed in Attachment A-1 and A-2; for the payment of all Local Exchange Company (LEC) access line and usage charges; and for the handling of refunds on Sent Paid Calls associated with the operation of such stations.

2.5 AT&T represents and warrants that its rates, terms and conditions of service shall comply with all applicable state and federal regulations.

3.0     QUALIFYING IPP PROVIDER TELEPHONES

3.1 Each Qualifying IPP Provider Telephone Station shall be connected to an MTS, 1MB, LEC Customer-Owned Coin Operated Telephone (COCOT) or other approved public telephone tariffed access line.

3.2 All undesignated Non-Sent Paid interLATA calls from the Qualifying IPP Provider Telephones shall be handled through AT&T's Operator Services Systems and carried on the AT&T Network. Nothing in this Agreement shall affect Peoples or IPP's right to arrange for the provision of Sent-Paid calls from the Qualifying IPP Provider Telephones or 0- calls, where such calls are not required to be sent to AT&T under this Agreement. Peoples or IPP Provider shall not utilize any manual or mechanical procedure to (a) divert undesignated Non-Sent Paid interLATA calls to any other carrier or to convert such calls

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into Sent-Paid ("1+") calls, (b) divert AT&T "800" access calls to any other carrier or to convert such calls into Sent-Paid ("1+") calls or (c) divert any AT&T "800" access call to the AT&T "10288" access code.

3.3 Each Qualifying IPP Provider Telephone station shall have call screening capability (where available from the LEC) to identify the station to operators as a privately owned public telephone.

3.4 Peoples and IPP Provider shall make all necessary arrangements so that each Qualifying IPP Provider Telephone allows access to the 800, 950, and 10XXX access code numbers of other providers of operator services, as required by the Telephone Operator Consumer Services Improvement Act of 1990, the Federal Communications Commission, or any applicable state law or regulation. Nothing herein is intended to increase Peoples' liability from that which it may have under applicable law or regulation for any IPP Provider violation with reference to the foregoing.

3.5 In jurisdictions where AT&T is authorized to provide intraLATA service, each Qualifying IPP Provider Telephone station will, at AT&T's request and where technically feasible, permit callers to access the "10288" dialing code to place intraLATA AT&T calls.

3.6 At such time as AT&T has regulatory authority to handle undesignated intraLATA and/or local Non-Sent Paid Calls through AT&T's Operator Services Systems and to carry such calls on the AT&T Network, AT&T may elect to handle such calls from Qualifying IPP Provider Telephones by giving written notice to Peoples. Peoples shall, in turn, transmit such notice to any other IPP Providers participating in the commission program established by this Agreement. AT&T may make this election with respect to all or any part of the Qualifying IPP Provider Telephones. Peoples shall implement, for its own telephones, and cause other participating IPP Providers to implement, any such election within thirty (30) days after receipt of AT&T's notice by causing all undesignated intraLATA and/or local Non-Sent Calls on Qualifying IPP Provider Telephones subject to the election to be routed to AT&T's Operator Services Systems for carriage on the AT&T Network. This election shall not apply to Qualifying IPP Provider Telephones (1) covered by a binding contractual commitment requiring such undesignated, intraLATA and/or local Non-Sent Paid Calls to be delivered to another carrier, until such commitment expires or can be terminated without a breach of contract or payment of termination charges, provided that AT&T pays commissions to Peoples subject to Attachment B of this Agreement, or
(2) located in a state which has in effect, upon execution of this agreement, a "Set Use Fee" or a "Pay Station Service Charge", until such time as AT&T bills and remits to Peoples any applicable charges or fees.

3.7 Peoples and IPP Provider shall provide dialing instructions at or near each Qualifying IPP Provider Telephone which will inform callers how to make AT&T Non-Sent Paid Calls from such telephones.

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3.8     Peoples and IPP Provider shall be the customer of record for the local service in connection with its Qualifying IPP Provider Telephones. In the event that the line number of a telephone listed in Attachments A-1, A-2 A- 3, A-5 or A-6 is shown in AT&T's records to belong to a party other than the party listed in those Attachments, AT&T may request Peoples to provide AT&T with the appropriate LEC bill or LEC Verification indicating that the customer of record for such station is the party shown on the applicable Attachment. If Peoples fails to provide such information within ten (10) days of AT&T's request, AT&T shall not be required to pay commissions on such stations from the date of AT&T's request through the date AT&T receives the requested information. AT&T shall not be required to pay commissions for those stations listed in Attachment A-4 relating to any Qualifying IPP Provider Telephone station unless Peoples, prior to the effective date of this Agreement and prior to the effective date of any modification of or addition to Attachment A-4 has provided AT&T with the appropriate LEC bill or LEC Letter of Verification indicating that the IPP Provider is the customer of record for such station.

4.0     PEOPLES RESPONSIBILITIES

4.1 Peoples shall have each IPP sign a statement directing AT&T to make commission payments for their respective Locations directly to Peoples. Peoples shall submit a copy of any such statement to AT&T immediately upon receipt.

4.2 Peoples will use its best efforts to retain its Locations in Attachments A-1, A-2, A-5 and A-6 hereto and/or IPP Provider Locations in Attachments- A-3 and A-4 during the term of this Agreement.

4.3 No private pay telephones managed or operated by an IPP Provider which are currently under an AT&T Individual Commission Agreement ("ICA")for "0+" service may be brought under this Agreement, until such ICA has been terminated or has expired. Neither Peoples nor any IPP Provider shall induce, or attempt to induce, encourage or counsel the manager, operator or employee of any private pay telephone currently covered by an ICA to terminate, discontinue or not renew an ICA. Peoples or IPP Provider shall seek verification from AT&T as to whether a private pay telephone is covered by an ICA.

4.4 Peoples must inform AT&T of the telephone line numbers for each of those Qualifying IPP Provider Telephones listed in Attachment A-1, A-2, A-3, A-4, A-5 and A-6, and of all changes or additions to those numbers. AT&T is not obligated to pay commissions described in Section 5, below, unless and until it has been provided with correct line numbers for all of the Qualifying IPP Provider Telephones listed in Attachments A-1 A-2, A-3, A-4, A-5 and A-6.

5.0.    AT&T RESPONSIBILITIES

5.1 AT&T agrees to pay to Peoples, and as may be directed by the other IPPs, a monthly commission at the rate as set forth in Attachment B on the AT&T Revenues for

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AT&T Non-Sent Paid Calls placed from Qualifying IPP Provider Telephones
Locations listed in Attachments A-1, A-3 A-5 and A-6, provided that Peoples complies with all requirements of this Agreement and IPP Provider complies with all of the requirements set forth in the IPP's agreement with Peoples including, but not limited to, the access requirements of the Telephone Operator Consumer Services Improvement Act of 1990. No commission shall be due from AT&T for AT&T Non-Sent Paid Calls for any Qualifying IPP Provider Telephone for any period that it fails to meet such requirements.

5.2 AT&T agrees to pay to Peoples, and as may be directed by the IPPs, a monthly commission at the rate as set forth in Attachment B on the AT&T revenues for AT&T Undesignated Non-Sent Paid Calls placed from Qualifying IPP Provider Telephones at Locations listed in Attachments A-2 and A-4, provided that Peoples complies with all requirements of this Agreement and IPP Provider complies with all of the requirements set forth in the IPP's agreement with Peoples including, but not limited to, the access requirements of the Telephone Operator Consumer Services Improvement Act of 1990. No commission shall be due from AT&T for AT&T Undesignated Non-Sent Paid Calls for any Qualifying IPP Provider Telephone for any period that it fails to meet such requirements.

5.3 AT&T agrees that it will accurately record all data necessary to assure that all calls are properly rated and that all commissions are properly calculated.

5.4 AT&T, in its sole discretion, reserves the right to exclude or remove a Location and/or telephone station from inclusion under this Agreement, but shall continue to pay applicable commissions through the date the station is removed from this Agreement. In the event of such exclusion Peoples has the right to select an alternative carrier for the excluded station.

5.5 AT&T Non-Sent Paid Revenues will be calculated based on a monthly period beginning on the 16th day of each calendar month and ending on the 15th day of the following month.

5.6 AT&T shall have the right to conduct up to four (4) compliance audits per year of the telephones subject to this Agreement. Up to ten percent (10%) of the total number of telephones subject to this Agreement may be audited under a single audit. AT&T shall provide Peoples with a written summary of the results of each such audit, specifying by telephone number and location, each telephone not in compliance and the specifics of non-compliance. To be "in-compliance" a telephone must meet all the requirements set forth in Section 3.0 (QUALIFYING IPP PROVIDER TELEPHONES) above. Peoples shall have ten (10) days from date of receipt of the audit results to bring the non-complying telephones into compliance, and so notify AT&T in writing. AT&T may, at its option, cease paying commissions on any non-compliant stations.

6.0     SIGNAGE

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6.1     Peoples and IPP Provider shall post on or near each Qualifying IPP
Provider Telephone, in plain view of consumers, a notice identifying AT&T as the provider of operator services for such telephone, together with all other information required to be provided under any applicable federal or state law or regulation and the Telephone Operator Consumer Services Improvement Act of 1990. Peoples and IPP Provider shall not make use of AT&T's logo without obtaining AT&T's prior written consent. Peoples further agrees:

        6.1.1 AT&T is the only interLATA "0+" long distance company whose name or logo appears on the Qualifying IPP Provider Telephones and their associated enclosures;

        6.1.2 If AT&T provides any AT&T signage, all such signage remains the property of AT&T and will be removed by Peoples and/or IPP Provider and returned to AT&T by Peoples upon the deletion of any Qualifying IPP Provider Telephone(s) from this Agreement during its term or at the termination of this Agreement; and

        6.1.3 Peoples and IPP Provider shall make no other advertising, marketing, publicity, or other like uses of AT&T's name and/or logos without obtaining AT&T's prior written consent.

7.0     TERM AND TERMINATION

7.1 This Agreement shall become effective as of the 16th day of April, 1995 and will remain in effect for a period of twenty-four (24) months ("Initial Term"). Thereafter, this Agreement shall be automatically renewed for additional one (1) year term(s) ("Renewal Term") unless either party gives the other written notice of non-renewal at least thirty (30) days prior to end of the Initial Term or any Renewal Term. Effective on the effective date of this Agreement, this Agreement will automatically supersede and replace in its entirety the Commission Agreement entered into October 11, 1991 by Peoples and AT&T, and those portions of the AT&T PRIVATE PAYPHONE OWNER INDIVIDUAL COMMISSION AGREEMENT entered into by AT&T and Atlantic Telco, Inc. April 21 1994, and the AGREEMENT dated September 30, 1992 between Peoples and AT&T (covering provision of telephones at certain locations of the McDonald's Corporation) which are inconsistent with the terms and conditions of this Agreement, provided, however, nothing herein shall relieve AT&T of any financial obligations it may have accrued under the October 11, 1991 Commission Agreement, as amended

7.2 If, without reasonable cause, either party fails to meet any material term of this agreement, either party may issue a Notice of Default. Upon receipt of such Notice of Default, defaulting Party shall have thirty (30) days to cure said default. If defaulting Party does not cure such default within thirty (30) days after the date of the Notice of Default, the other Party may terminate this Agreement. The terminating party shall not be liable for any damages relating to its termination pursuant to this Section, provided, however, that AT&T shall be liable to Peoples for all commissions earned pursuant to Section 5. above until the date of termination.

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7.3     Either party may terminate this Agreement with respect to any or all Qualifying IPP Provider Telephones listed in Attachments A-1, A-2, A-3, A-4, A-5 and A-6 by sending prior written notice to the other party if the Federal Communications Commission, a State Public Utilities Commission or a court of competent jurisdiction issues an order or ruling which contains terms or conditions which materially and adversely affect this Agreement, its profitability to the party, or the party's ability to perform its obligations as set forth herein. In addition, if applicable rules and regulations change, so that Peoples and/or IPP Provider is not permitted to select the interexchange carrier for all "0+" dialed interLATA calls from the covered telephones, Peoples and/or IPP Provider's duty to route all such calls to AT&T will end, and AT&T may terminate this Agreement. Termination of this Agreement under this paragraph will not give either party any right to seek damages as long as the parties comply with their obligations up to the date of termination.

8.0     INDEMNIFICATION

8.1 Peoples shall indemnify and hold AT&T harmless against any loss, cost, claim, injury, expense or liability, including reasonable attorney's fees resulting from:

        8.1.1   Any breach of the warranties set forth in Section 2. above;

        8.1.2 Any claim by any third party for injury to person or property arising out of Peoples and/or IPP Provider's ownership or operation of the Qualifying IPP Provider Telephones and associated equipment, except insofar as such injury is exclusively the result of the negligence of AT&T or its agents; and

        8.1.3 Any claims against AT&T by any third party for commissions relating to the Qualifying IPP Provider Telephones, except where AT&T has unlawfully withheld payment of commissions to Peoples for such claimant's phones.

8.2 AT&T shall indemnify and hold Peoples harmless against any loss, cost claim or injury, expense or liability, including reasonable attorney's fees resulting from AT&T's breach of any warranty it gave pursuant to
Section 2. above.

9.0     LIMITATION OF LIABILITY

9.1 Except in cases involving willful or wanton conduct, AT&T's liability to Peoples and/or IPP Providers is limited to its obligations to pay commissions as described above. NEITHER PEOPLES NOR AT&T SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE LOSS OR DAMAGE OF ANY KIND, INCLUDING LOST PROFITS (WHETHER OR NOT PEOPLES OR AT&T HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE), BY REASON OF ANY ACT OR OMISSION IN ITS PERFORMANCE UNDER THIS AGREEMENT

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10.0    ASSIGNMENT

10.1 Any assignment by Peoples of any right, obligation or duty, in whole or in part, or of any other interest hereunder, without the prior written consent of AT&T shall be void. All obligations and duties of either party under this Agreement shall be binding on all successors in interest or assigns of such party.

11.0    INSOLVENCY

11.1 AT&T shall have the right immediately to terminate this Agreement if Peoples commences any proceeding under Chapter 7 or 11 of the United States Bankruptcy Code or any other proceeding seeking relief from creditors or the reorganization or composition of debts or the liquidation and distribution of assets, including but not limited to, any assignment for the benefit of creditors or the making of a proposal for the composition of debts. AT&T shall also have the right immediately to terminate this Agreement if any third party commences a proceeding against Peoples of the nature described above, and such proceeding shall not have been dismissed within sixty (60) days of the commencement of such proceeding.

12.0    PROPRIETARY INFORMATION

12.1 The parties expressly agree that all information relating to AT&T Non-Sent Paid Calls remains the property of AT&T and must be kept confidential by Peoples and IPP Providers.

12.2 Other information deemed to be proprietary which is provided by one party to the other in connection with this Agreement shall be marked in a manner to indicate that it is considered proprietary or otherwise subject to limited distribution. If such information is provided orally, the disclosing party shall clearly identify it as proprietary at the time of disclosure and reduce such information to tangible form within ten (10) business days.

12.3    With respect to the proprietary information defined in Sections
13.1 and 13.2 above, the party receiving such information shall hold the information in confidence and protect it in accordance with the security restrictions by which it protects its own proprietary or confidential information which it does not wish to disclose; restrict disclosure of such information to its employees or agents with a need to know and not disclose it to any other parties; advise those employees ad agents of their obligations with respect to such information; and use such information only for the purposes of this Agreement, except as may otherwise be agreed upon in writing.

12.4 The party receiving such information shall have no obligation to preserve the proprietary nature of any information which: was previously known to it free of any obligation to keep it confidential; or is disclosed to third parties by the other party without any restriction; or is or becomes publicly available other than by unauthorized disclosure; or is independently developed by it.

12.5 This Section 13 and the confidentiality obligations imposed hereunder shall survive and remain in effect notwithstanding the termination of this Agreement.

13.0    NOTICES

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13.1    All notices which may be given by any party to the other party shall be in writing and shall be deemed to have been duly given on the date delivered in person, transmitted electronically by facsimile deposited, postage prepaid, in the United States mail via Certified Mail, return receipt requested, or sent, postage prepaid, by overnight delivery service, return receipt requested and addressed as follows:

                To:     Peoples Telephone Company, Inc.
                        2300 N. W. 89th Place
                        Miami, Florida 33172
                        Fax: 305-477-9890
                        ATTN: Mr. Robert Rubin

                To:     AT&T Communications, Inc.
                        1989 South Club Drive
                        West Palm Beach, FL 33414
                        Fax: 407 791-2869
                        ATTN: Ms. Gayle Jennings

If personal delivery is selected as the method of giving notice under this Section, a receipt of such delivery shall be obtained.

13.2 The address to which notices are to be given by either party may be changed by written notice given by such party to the other party pursuant to this Section.

14.0    FORCE MAJEURE

14.1 Either party's delay in, or failure of, performance under this Agreement shall be excused where such delay or failure is caused by an act of God, fire or other catastrophe, electrical, computer or mechanical failure, work stoppage, delays or failure to act of any carrier or agent or any other cause beyond a party's direct control.

15.0    NO WAIVER

15.1 The failure of either party at any time to enforce any right or remedy available to it under this Agreement with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

16.0    NO THIRD PARTY BENEFICIARIES

16.1 This Agreement shall not provide any person not a party to this Agreement with any remedy, claim, liability, reimbursement, commission, cause of action or other right in excess of those existing without reference to this Agreement.

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17.0    INDEPENDENT CONTRACTOR

17.1 The parties are entering into this Agreement as independent contractors. This Agreement is not intended to create, nor shall it be construed as creating, any type of partnership, joint venture, or franchise relationship between AT&T and Peoples.

18.0    GOVERNING LAW AND VENUE

18.1 This Agreement shall be governed by and interpreted in accordance with the domestic laws of the State of Florida, and the parties expressly subject themselves to such jurisdiction for the purposes of any legal action brought pursuant to this Agreement. Any action filed to enforce or interpret this Agreement shall be solely lodged in a State of Florida Court located in Miami, Florida or the Federal District Court for the Southern District of Florida.

19.0    SEVERABILITY

19.1 If any provision of this Agreement is held invalid, unenforceable or void, the remainder of the Agreement shall not be affected thereby and shall continue in full force and effect.

20.0    ENTIRE AGREEMENT; AMENDMENTS

20.1 This Agreement and any Attachments and Exhibits hereto constitute the entire understanding between Peoples and AT&T, and supersedes all prior understandings, oral or written representations, statements, negotiations, proposals and undertakings with respect to the subject matter hereof. All amendments to this Agreement must be in writing, must refer specifically to this Agreement, and must be signed by authorized representatives of the parties.

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22.0    HEADINGS

22.1 The headings in this Agreement are included for convenience only and shall not be construed to define or limit any of the provisions contained herein.

        IN WITNESS WHEREOF, the parties have set their hands as of the day and year first above written, acting through their authorized representatives.

PEOPLES TELEPHONE COMPANY, INC.          AT&T COMMUNICATIONS, INC.

_________________________________        _________________________________
Authorized Signature                     Authorized Signature

_________________________________        _________________________________
Typed or Printed Name                    Typed or Printed Name

_________________________________        _________________________________
Title                                    Title

_________________________________        _________________________________
Date                                     Date

_________________________________
Federal Tax ID

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